RESTRICTED SHARE AGREEMENT

Employee: _________________

Number of Shares:     Award Date:      , 20

THIS RESTRICTED SHARE AGREEMENT (the “Agreement”), is entered into and made effective as of the date set forth above (the “Award Date”) between Darwin Professional Underwriters, Inc. (the “Company”), and the Employee named above (the “Employee”).

WHEREAS, by action of a subcommittee of independent Company directors of the Compensation Committee of the Board of Directors (the “Compensation Committee”), as ratified by the Compensation Committee of the Company’s Board of Directors on the Award Date, the Employee has been granted the below-described award in connection with his or her retention as an employee and as compensation for services rendered and to be rendered to the Company;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows.

1. Award of Shares. Pursuant to the provisions of the Darwin Professional Underwriters, Inc. 2006 Stock Incentive Plan, as adopted on May 17, 2006 (the “Plan”) and attached hereto as Exhibit A, the terms of which are incorporated herein by reference, the Employee is hereby awarded the number of shares of Common Stock, $0.01 par value, of the Company (the “Common Stock”) designated at the head of this Agreement (the “Award”), subject to the terms and conditions herein set forth. Capitalized terms used herein and not defined shall have the meanings set forth in the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control.

2. Terms and Conditions. It is understood and agreed that the Award of Restricted Shares evidenced hereby is subject to the following terms and conditions:

(a) Stockholder Ratification. The Plan will be submitted for approval by the Company’s stockholders at the annual meeting of stockholders to be held in May 2007. If the Plan is not approved by the stockholders at the 2007 Annual Meeting, then the Award and all rights and obligations under the Plan and this Agreement will be null and void, in accordance with Paragraph 9 of the Plan.

(b) Vesting of Award. Subject to earlier vesting under Sections 2(c) or 2(d) below and to the other terms and conditions of this Agreement, the Restricted Shares subject to this Award shall remain nontransferable (as described in Section 3 below) and subject to forfeiture (under Section 2(c) below) until they vest; for purposes hereof “vest” means that such Shares are no longer subject to forfeiture and become transferable by the Employee, subject to such other laws and policies which may apply to the Employee. Vesting shall occur according to the following schedule:

First Anniversary of Award Date ..................	0%
Second Anniversary of Award Date ................	0%
Third Anniversary of Award Date ...................	50%
Fourth Anniversary of Award Date................	100%

provided, however, that in each case, vesting shall be contingent upon the continued employment of the Employee by the Company on the vesting date. All dividends, and other amounts receivable in connection with any adjustment to the shares of common stock of the Company under Section 6 of the Plan, shall be subject to the same restrictions, terms and conditions as the Restricted Shares subject to the Award and, in the case of stock dividends, shall be deemed to be Restricted Shares granted hereunder. Notwithstanding the foregoing, the Restricted Shares subject to the Award shall immediately become vested to the extent provided in Sections 2(c) and 2(d) hereof.

(c) Termination of Service; Forfeiture of Unvested Shares. Notwithstanding the vesting schedule set forth in Section 2(b), in the event that the Employee’s employment with the Company is terminated (i) by the Company, which termination is not a termination for Cause or (ii) as a result of death, Retirement or Disability, the Restricted Shares subject to the Award, to the extent not already vested in full, shall become immediately and fully vested at the time of such termination of employment. If the Employee ceases to be an employee of the Company for any other reason, the portion of the Award that is not then vested shall be forfeited by the Employee and shall become the property of the Company.

(d) Change in Control. In the event of a Change of Control Event (as defined in Section 4(d)), the Restricted Shares subject to the Award, to the extent not already vested in full, shall become immediately and fully vested at the time of any such event.

(e) Certificates. Until Restricted Shares subject to the Award hereunder are vested, such Restricted Shares shall remain uncertificated and shall be represented by an account maintained within the books and records of the Company’s Transfer Agent, which account shall be notated with the restrictions on transferability imposed on such Restricted Shares by this Agreement. Upon the vesting of any Restricted Shares, the Employee may request that certificates evidencing such Restricted Shares be issued and delivered to the Employee, provided that such certificates will bear such restrictive legend as the Company’s counsel shall in his or her opinion deem advisable.

(f) Rights of a Stockholder. The Employee shall have no right to transfer, pledge, hypothecate or otherwise encumber the Restricted Shares awarded hereunder other than as provided hereunder. The Employee shall have all rights of a stockholder, including, but not limited to, the right to vote and to receive dividends (subject to Section 2(a) hereof) at the time paid on such Restricted Shares.

3. Restriction Upon Transfer. Until the Restricted Shares received under the terms of the Award are vested, without the prior written consent of the Company, none of the Restricted Shares may be transferred to any Person other than the Company, except as described in Section 7(g) of the Plan.

4. Definitions. For purposes of this Agreement, the following terms shall be defined as set forth below.

(a) "Affiliate,” when used with reference to any Person, shall mean another Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. The term “control” (including the terms “controlled by” and “under common control with”) means the ability, directly or indirectly, to direct or cause the direction of the management and policies of the Person in question.

(b) "AIHL” means Alleghany Insurance Holdings LLC, a

Delaware limited liability company, which is, as of the date hereof, the majority stockholder of the Company.

(c) "Cause” means (i) the commission by the Employee of

gross misconduct in connection with the performance of any of the Employee’s duties; (ii) willful failure by the Employee to implement reasonable directives of the Board of Directors, or the person(s) to whom such person reports, after written notice of such failure to the Employee, which failure is not corrected within 10 days following delivery of such written notice; or (iii) the Employee’s conviction of a felony.

(d) "Change of Control Event” means (i) the acquisition by any Person or Group (but excluding the Company or AIHL or any Affiliate of the Company or AIHL) (an “Acquiring Person or Group”) of more than 50% of the outstanding voting securities (weighted by voting power) of the Company, or (ii) the acquisition by an Acquiring Person or Group, over the 12-month period ending on the date of the most recent acquisition, of assets of the Company having a total gross fair market value of more than 50% of the total gross fair market value of all of the assets of the Company. An “Affiliate” of the Company means any person or entity that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Company. The term “control” (including the terms “controlled by” and “under common control”) means the ability, directly or indirectly, to direct or cause the direction of the management and policies of the affected person or entity.

(e) "Disability” means the inability of the Employee to discharge his or her duties due to physical or mental illness for one or more periods totaling six months during any consecutive twelve-month period.

(f) "Group” has the meaning set forth in Rule 13d-5 under the

Securities Exchange Act of 1934, as amended, as of the date hereof; provided, however, that no Person (including without limitation AIHL and any Affiliate of AIHL) who holds shares of common stock of the Company shall be deemed to be a member of a Group.

(g) "Person” shall mean any natural person, corporation,

partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or any other entity.

(h) "Retirement” means the termination by the Employee of his or her employment effective as of December 31 of any calendar year beginning December 31 of the year that the Employee attains age 60, based on a decision by the Employee to retire.

6. Expenses of Issuance of Shares. The issuance of stock certificates hereunder shall be without charge to the Employee. The Company shall pay, and indemnify the Employee from and against, any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) by reason of the issuance of Restricted Shares to the Employee.

7. Tax Withholding. No later than the date of vesting of the Restricted Shares granted hereunder or, if earlier, the date the Employee makes the election permitted to be made under Internal Revenue Code Section 83(b) with respect to the grant of Restricted Shares hereunder, the Employee shall pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld at such time with respect to such Restricted Shares, and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Employee (including deducting from the Employee’s account such number of Restricted Shares as appropriate, using the closing market price of the Company’s common stock on the date prior to such withholding) an amount equal to all federal, state and local taxes of any kind required by law to be withheld at such time.

8. References. References herein to rights and obligations of the Employee shall apply, where appropriate, to the Employee’s legal representative or estate, without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

9. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

Darwin Professional Underwriters, Inc.

9 Farm Springs Road

Farmington, Connecticut 06032

Attention: Chief Financial Officer

If to the Employee:

To the last address delivered to the Company by the Employee in the manner set forth herein.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware, without giving effect to principles of conflict of laws.

11. Entire Agreement. This Agreement and the Plan (as amended and in effect from time to time) constitutes the entire agreement among the parties relating to the subject matter hereof, and any previous agreement or understanding among the parties with respect thereto (including without limiting the generality of the foregoing, the Prior Agreement) is superseded by this Agreement and the Plan.

12. Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date written below.

DATED:	DATED:

EMPLOYEE	DARWIN PROFESSIONAL UNDERWRITERS, INC.

Name:	—
By:
Title: